Exhibit 10(g)



                   ALUMINUM COMPANY OF AMERICA

                 DEFERRED FEE PLAN FOR DIRECTORS

                   (Revised November 10, 1995)



                            Article I

                          INTRODUCTION

       Aluminum Company of America (the "Company") has

established this Deferred Fee Plan for Directors (the "Plan")

to provide non-employee Directors with an opportunity to defer receipt of cash fees to be earned for services rendered as a

Director, generally until after termination of service as a

Director.

                           Article II

                           DEFINITIONS

       2.1 Definitions.  The following definitions apply unless

the context clearly indicates otherwise:

           (a)  Alcoa Stock Option shall mean the Investment

           Option established hereunder with reference to the

           Alcoa Stock fund under the Savings Plan.

           (b)  Beneficiary means the person or persons desig-

           nated by a Participant under Section 4.1 to receive

           any amount payable under Section 5.3.

           (c)  Board of Directors means the Board of Directors

           of the Company.

           (d)  Committee means the Inside Director Committee

           of the Board.

           (e)  Credits means amounts credited to a Partici-

           pant's Deferred Fee Account, with all Investment

           Option units valued by reference to the comparable

           fund offered under the Company's principal savings

           plan for salaried employees ("Savings Plan").

           (f)  Deferred Fee Account means a bookkeeping

           account established by the Company in the name of a

           Director with respect to amounts deferred hereunder.

           (g)  Director means a non-employee member of the

           Board of Directors.  Any Director who is a director

           or chairman of the board of directors of a subsi-

           diary or affiliate of the Company shall not, by

           virtue thereof, be deemed to be an employee of the

           Company or such subsidiary or affiliate for purposes

           of eligibility under this Plan.

           (h)  Fees means all cash amounts payable to a

           Director for services rendered as a Director and

           which are specifically designated as fees, includ-

           ing, but not limited to, annual and/or quarterly

           retainer fees, fees (if any) paid for attending

           meetings of the Board of Directors or any committee

           thereof and any per diem fees.

           (i)  Investment Option means the respective options

           established hereunder with reference to the

           comparable funds under the Savings Plan, except as

           otherwise determined by the Committee for any fund

           added to the Savings Plan after January 1, 1993.

           (j)  Participant means a person who has elected to

           participate in the Plan.

           (k)  Secretary means the Secretary of the Company.

           (l)  Unforeseeable Emergency means a severe finan-

           cial hardship resulting from extraordinary and

           unforeseeable circumstances arising as a result of

           one or more recent events beyond the control of the

           Participant, which cannot be eliminated by other

           reasonably available resources of the Participant.

                           Article III

                    DEFERRAL OF COMPENSATION

       3.1 Amount of Deferral.  A Director may elect to defer

receipt of all Fees, or of all Fees of one or more types, or a specified portion (in 10% increments) of either of the fore-

going, otherwise payable to him or her.

       3.2 Manner of Electing Deferral.  A Director may elect,

or modify a prior election, to defer the receipt of all or

certain Fees by giving written notice to the Secretary on a

form provided by the Company.

       3.3 Time of Election of Deferral; Revocation.  An elec-

tion to defer Fees shall be made prior to the beginning of the calendar quarter in which the Fees will be earned; provided,

however, that an election made within 30 days after a person first becomes a Director shall be effective for Fees earned

after such election is made.  An election shall continue in

effect until the end of the Participant's service as a Director or until the Secretary is notified in writing of a cancellation or modification of the election pursuant to this Section 3.3,

whichever shall occur first; provided, however, that unless and then only to the extent that the Committee, in its sole

discretion, determines that an Unforeseeable Emergency exists,

the election deferring receipt of payment may not be canceled or modified except with regard to Fees to be earned in the

quarter(s) beginning after the date the election is so canceled or modified.

       3.4  Deferring Fees.  A Participant shall designate the

portion of his or her deferred Fees to be invested in one or more of the Investment Options. Beginning January 1, 1996, all

Fees deferred by a Participant in any calendar year shall be invested in the Alcoa Stock Option until one-half of the amount of the annual retainer fee to which such Participant is

entitled for such year has been so invested.  Thereafter,

designations of other Investment Options by a Participant may be made or shall be given effect.  A Participant's deferred

Fees shall be credited to the designated Investment Option(s)

at the end of the month in which such deferred Fees would have been payable to such Participant but for an election to defer receipt of those Fees, except that the retainer fees shall be credited as of the first day of January, April, July and

October of the year in which they are earned.  Such Fees shall be credited to a Participant's Deferred Fee Account as Credits for "units" in the Participant's Deferred Fee Account.  As of any specified date the value per unit shall be deemed to be

the value determined for the comparable fund under the Savings

Plan.

       3.5 Transfers.  A Participant may elect to designate a

different Investment Option for all or any portion of the

Credits for units in the various Investment Options in his or her Deferred Fee Account, except that Credits for units in the

Alcoa Stock Option may not be transferred to any other Invest-

ment Option.  A written election for transfer on a form pro-

vided by the Company must be received by the Secretary prior to 4:00 p.m. Eastern Time the business day when it is to

become effective.  Such election shall be subject to reasonable administrative minimums, and any restrictions recommended by counsel to assure that the Alcoa Stock Option does not become subject to Section 16 of the Securities Exchange Act of 1934 and/or to assure compliance with the provisions thereof.

       3.6 Method of Payment.

           (a)  All payments with respect to a Participant's

           Deferred Fee Account shall be made in cash, and no

           Participant shall have the right to demand payment

           in shares of Company stock or in any other medium.

           (b)  Payments shall be made in a lump sum or, at the

           election of the Participant, in annual or quarterly

           installments.  The date of the first such payment

           shall not be later than the first day of the first

           calendar quarter subsequent to the Participant's

           attainment of age 70 in which the Participant shall

           not be serving as a Director.

           (c)  An election to receive installment payments in

           lieu of a lump sum must be made at least one year

           before the Participant's service as a Director

           terminates.

       3.7 Election for pre-1990.  Any Participant who deferred

Fees payable for any year prior to 1990 shall be permitted to elect to designate one or more of the current Investment

Options for all (but not less than all) of the amount credited to his Deferred Fee Account.  The election must be received by the Secretary prior to the effective date fixed by the Commit-

tee and is subject to the approval of the Committee.  Through the date such election becomes effective (if any) his Deferred

Fee Account will earn interest as provided in the Plan prior to the 1989 amendments.

       3.8 Transition Provision for 1992.  The blackout period

from November 2, 1992 through January 1, 1993 and the mapping of Credits from the old to the new Investment Options shall be administered under the Plan in the same fashion as for the

Savings Plan, except as otherwise determined by the Committee.

                           Article IV

                          BENEFICIARIES

       4.1 Designation of Beneficiary.  Each Participant may

designate from time to time any person or persons, natural or otherwise, as his Beneficiary or Beneficiaries to whom the

amounts credited to his or her Deferred Fee Account are to be paid if he or she dies before all such amounts have been paid to the Participant.  Each Beneficiary designation shall be made on a form prescribed by the Company and shall be effective only when filed with the Secretary during the Participant's life-

time.  Each Beneficiary designation filed with the Secretary shall revoke all Beneficiary designations previously made.  The revocation of a Beneficiary designation shall not require the consent of any Beneficiary.  In the absence of an effective

Beneficiary designation or if payment can be made to no Bene-

ficiary, payment shall be made to the Participant's estate.

                            Article V

                            PAYMENTS

       5.1 Payment of Deferred Fees.  No payment may be made

from a Director's Deferred Fee Account except as provided in this Article, unless and then only to the extent that an

Unforeseeable Emergency exists as determined by the Committee in its sole discretion.  In the latter case the Committee shall determine when and to what extent Credits in a Participant's

Deferred Fee Account may be paid to such Participant prior to or after termination as a Director.

       5.2.    Payment Upon Termination as Director.  The value

of a Participant's Deferred Fee Account shall be payable in

cash in a lump sum on or about the first day of the calendar quarter succeeding the quarter in which the Participant's

service as a Director is terminated, or, if elected in advance under Section 3.6 hereof, in a lump sum or annual or quarterly installments beginning as specified in the election.  If

installments are elected, the amount of each payment shall be a fraction of the value of the Participant's Deferred Fee

Account on the last day of the calendar quarter preceding pay-

ment, the numerator of which is one and the denominator of

which is the total number of installments elected minus the

number of installments previously paid.  Such installment

payments shall be made on or about the first day of each suc-

ceeding year or quarterly period until said Account is

exhausted, except as provided in Section 5.1 or Section 5.3.

       5.3 Payment Upon Participant's Death.  If a Participant

dies with any amount credited to his or her Deferred Fee

Account, the value of said Account shall be paid in a single payment(s) to the Beneficiary(ies) or estate, as the case may be, on or about the first day of the calendar quarter next

following the date of death or such later date as shall have been selected by the Participant with the consent of the Com-

mittee.

                           Article VI

                          MISCELLANEOUS

       6.1 Participant's Rights Unsecured.  The right of any

Participant to receive payments from his or her Deferred Fee

Account shall be a claim against the general assets of the

Company as an unsecured general creditor.  The Company may, in its absolute discretion, establish one or more trusts or

reserves which may be funded by reference to amounts of Credits standing in Participants' Deferred Fee Accounts hereunder or otherwise.

       6.2 Non-assignability.  The right of any Participant or

Beneficiary to the payment of Credits in a Deferred Fee Account shall not be assigned, transferred, pledged or encumbered and shall not be subject in any manner to alienation or anticipa-

tion.

       6.3 Administration and Interpretation.  The Plan shall

be administered by the Committee which shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement its provisions.  Decisions of the Committee shall be final and binding.  Routine administra-

tion may be delegated by the Committee.

       6.4 Amendment and Termination.  The Plan may be amended,

modified or terminated at any time by the Board of Directors.

No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts theretofore credited to his or her Deferred Fee Account or earlier effect the payment of Fees already deferred.

       6.5 Notices.  All notices to the Company under the Plan

shall be in writing and shall be given to the Secretary or to an agent or other person designated by the Secretary.

       6.6 Governing Law.  This Plan shall be construed in

accordance with and governed by the laws of the Commonwealth of

Pennsylvania, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.